UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 20, 2008

BOISE CASCADE HOLDINGS, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	333-122770	20-1478587
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1111 West Jefferson Street, Suite 300

Boise, Idaho 83702-5389

(Address of principal executive offices) (Zip Code)

(208) 384-6161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR           230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change of Chief Executive Officer and Chairman of the Board

On November 20, 2008, Boise Cascade Holdings, L.L.C. (the “company”) announced in the press release furnished as Exhibit 99.1 to this Form 8-K Current Report that its Chief Executive Officer and Chairman of the Board, W. Thomas Stephens, will retire from such positions effective as of the end of day on November 30, 2008, and that Duane C. McDougall, currently a director of the company, has been elected to the positions of Chief Executive Officer and Chairman of the Board, effective as of December 1, 2008.  Mr.  Stephens will no longer serve as a member of the company’s Board of Directors and was not a member of any committee of the company’s Board of Directors.  Mr. Stephens did not indicate to the company that his resignation was because of a disagreement with the company on any matter relating to the company’s operations, policies, or practices.

The information in respect of Mr. McDougall required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K (17 CFR 229.401 (b), (d), (e) and 229.404(a)) is included in the company’s Annual Report on Form 10-K dated February 19, 2008, and is incorporated herein by reference.

Mr. Stephens Retirement Agreement

On November 20, 2008, Mr. Stephens entered into a Retirement Agreement with the company, the company’s principal subsidiary, Boise Cascade, L.L.C. (“BC”) and the company’s principal equity holder, Forest Products Holdings, L.L.C. (“FPH”).  The Retirement Agreement provides for Mr. Stephens’ retirement from employment with and resignation from all positions he holds as an officer, director, or manager of the company or any of its affiliates and for payment to Mr. Stephens prior to year-end 2008 of his unpaid salary through his retirement date and a bonus for 2008 in the amount of $850,000.  The Retirement Agreement also provides, for a period of one year, for continuing participation by Mr. Stephens and his covered dependents in the company’s health care program at the same cost to Mr. Stephens that he would have paid had he remained in his position and for continuation, at Mr. Stephens’ cost, of term life insurance previously provided by the company to Mr. Stephens.  These provisions constituted an amendment to his Employment Agreement which has previously been furnished as an exhibit to the company’s filings with the Securities and Exchange Commission.  In addition, the Retirement Agreement modified the Management Equity Agreement between Mr. Stephens and FPH by eliminating the provisions entitling FPH to repurchase Mr. Stephens’ equity units and eliminating any provisions entitling Mr. Stephens to require FPH to repurchase his equity units.  No repurchase of any of Mr. Stephens’ equity units has occurred or will occur as a result of or in connection with his retirement.  The Retirement Agreement is furnished with this Form 8-K Current Report as Exhibit 10.1 and the foregoing description of the Retirement Agreement is qualified in all respects by reference to such Exhibit.

Mr. McDougall’s Employment Agreement

On November 20, 2008, Mr. McDougall entered into an Employment Agreement with BC providing the terms and conditions under which he will serve as company’s Chief Executive Officer and Chairman of the Board.  The company does not currently anticipate that Mr. McDougall will serve on any committee of the company’s Board of Directors.  The Employment Agreement provides for payment to Mr. McDougall of a base salary of $800,000 per year and for an annual incentive bonus based on financial or other targets set by the Compensation Committee of the company’s Board of Directors with a target payout equal to 100% of Mr. McDougall’s base salary.  The Employment Agreement has a term of two years with successive automatic renewal terms of one year thereafter, subject to the right of either party to elect not to so renew the contract by written notice given not less than 60 days prior to the end of the initial term or any renewal term and further subject to the right of either party to terminate the contract at any time.  In the event of termination of the Employment Agreement without cause by the company (other than by a non-renewal election by the company), Mr. McDougall will be entitled to a severance payment determined pursuant to the company’s officer’s severance pay policy plus payment of his target bonus for the year of termination, prorated to reflect the portion of the year expired upon such termination.  The company’s officer’s severance payment policy provides for a severance payment equal to the officer’s annual base salary.  A copy of the Employment Agreement is furnished with this form 8-K Current Report as Exhibit 10.2 and the foregoing description of the terms thereof is qualified in its entirety by reference to such Exhibit.

Management Equity Agreement

On November 20, 2008, FPH entered into a Management Equity Agreement with Mr. McDougall under which it will grant Mr. McDougall an award of 8,972,980 FPH Series C Equity Units and an opportunity to purchase up to $2,000,000 worth of FPH Series B Units with the number of Series B Units to be made available to be determined on the basis of a third party valuation of the company to be conducted as soon as practicable.  The Series C Units will be awarded to Mr. McDougall at the time of his purchase of Series B Units or shortly after his right to do so expires, if he elects not to purchase Series B Units.  The Series B Units are the voting common equity of FPH and the Series C Units are a non-voting common equity of FPH which participates in distributions to equity holders of FPH only after distributions to Series B Units have exceeded a specific Threshold Equity Value (as defined in the Management Equity Agreement).  The fair market value purchase price of the Series B units and the Threshold Equity Value will be determined by the Board of Directors of FPH on the basis of a third party valuation of the company.  The Units of both classes will be subject to vesting provisions and repurchase rights and obligations set forth in the Management Equity Agreement.  A copy of the Management Equity Agreement is furnished with this form 8-K Current Report as Exhibit 10.3 and the foregoing description of the terms thereof is qualified in its entirety by reference to such Exhibit.

Departure of Director; Election of Director

Effective as of the end of the day on November 30, 2008, Zaid F. Alsikafi will resign from his position as a director on the company’s Board of Directors.  Mr. Alsikafi was a member of the Audit Committee.  Mr. Alsikafi did not indicate to the company that his resignation was because of a disagreement with the company on any matter relating to the company’s operations, policies, or practices.

Matthew W. Norton has been elected to be a director on the company’s Board of Directors effective as of December 1, 2008.  The company anticipates that Mr. Norton will be a member of the Audit Committee.  Mr. Norton is a Vice President of Madison Dearborn Partners, LLC (“MDP”).   Prior to joining MDP, Mr. Norton was with Merrill Lynch for three years and with MDP as an Associate for two years.  Mr. Norton received a B.S. and an MBA from The Wharton School of the University of Pennsylvania.

MDP is the company’s equity sponsor.  From time to time, the company may pay fees to MDP for providing management, consulting, or other advisory services, and as such, Mr. Norton may be an indirect beneficiary of the relationship between MDP and the company.  The information required by Item 404(a) of Regulation S-K with respect to Mr. Norton, by virtue of his position with MDP, is included in the company’s Annual Report on Form 10-K dated February 19, 2008, and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number

Description

Exhibit 10.1

Retirement Agreement dated November 20, 2008, among W. Thomas Stephens, Boise Cascade, Holdings, L.L.C., Boise Cascade, L.L.C., and Forest Products Holdings, L.L.C., and certain affiliates of Mr. Stephens named therein.

Exhibit 10.2

Employment Agreement dated November 20, 2008 among Duane C. McDougall and Boise Cascade, L.L.C.

Exhibit 10.3	Management Equity Agreement dated November 20, 2008, between Duane C. McDougall and Forest Products Holdings, L.L.C.

Exhibit 99.1

Press Release dated November 20, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE HOLDINGS, L.L.C.

	By	/s/ David G. Gadda
David G. Gadda
Vice President, General Counsel and
Secretary

Date: November 25, 2008